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                                                                 Exhibit (n)(ii)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 for Group VUL, issued through the Metropolitan Life Separate Account UL (File No. 033-91226). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ Mary E. Thornton
                                                     ---------------------------
                                                     Mary E. Thornton, Esq.

Washington, D.C.
April 26, 2005